Exhibit 28.2
                          NOTICE OF GUARANTEED DELIVERY

                                 WITH RESPECT TO
                     11% SENIOR SUBORDINATED NOTES DUE 2003
                                       OF

                            SPECIALTY RETAILERS, INC.

                   Pursuant to the Prospectus Dated ___, 1995

     This form must be used by a holder of 11% Senior Subordinated Notes due 2003 (the "Old Securities") of Specialty Retailers, Inc., a Delaware corporation (the "Company"), who wishes to tender Old Securities to the Exchange Agent pursuant to the guaranteed delivery procedures described in "The Exchange Offer Guaranteed Delivery Procedures" of the Company's Prospectus, dated ___, 1995 (the "Prospectus") and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Old Securities pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON ___, 1995 UNLESS EXTENDED (THE
"EXPIRATION DATE").

                        The First National Bank of Boston
                             (the "Exchange Agent")

BY OVERNIGHT CARRIER OR BY HAND:            BY REGISTERED OR CERTIFIED MAIL:
The First National Bank of Boston           The First National Bank of Boston
Blue Hills Office Park                      Corporate Trust Special Projects
Attn:  Manager - Special Projects           Attn:  Manager - Special Projects
Mail Stop 45-01-10                          Mail Stop 45-01-10
150 Royall Street                           P.O. Box 1666
Canton, Massachusetts  02021                Boston, Massachusetts  02105

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                                       1

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Securities set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal.

     The undersigned hereby tenders the Old Securities listed below:

CERTIFICATE NUMBER(S) (IF KNOWN) OF OLD SECURITIES OR     AGGREGATE PRINCIPAL      AGGREGATE PRINCIPAL
     ACCOUNT NUMBER AT THE BOOK-ENTRY FACILITY            AMOUNT REPRESENTED         AMOUNT TENDERED

                                       2

                            PLEASE SIGN AND COMPLETE

Signatures of Registered Holder(s) or
Authorized Signatory:_________________    Date: ___________________, 1995

______________________________________    Address:_____________________________

______________________________________    _____________________________________

Name(s) of Registered Holder(s):______    Area Code and Telephone No.__________

______________________________________

______________________________________

     This Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear on certificates for Old Securities or on a security position listing as the owner of Old Securities, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s): ______________________________________________________________________

_______________________________________________________________________________

Capacity: _____________________________________________________________________

Address(es):___________________________________________________________________

_______________________________________________________________________________

                                       3

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof), together with the Old Securities tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility described in the prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, on the fifth New York Stock Exchange trading day following the Expiration Date.

Name of firm__________________________             ________________________________________
                                                            (Authorized Signature)
Address_______________________________             Name____________________________________
                                                                (Please Print)
______________________________________             Title___________________________________
         (Include Zip Code)
Area Code and Tel. No. _______________             Dated_____________________________, 1995

     DO NOT SEND SECURITIES WITH THIS FORM. ACTUAL SURRENDER OF SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.
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                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Old Securities referred to herein, the signature must correspond with the name(s) written on the face of the Old Securities without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Old Securities, the signature must correspond with the name shown on the security position listing as the owner of the Old Securities.

         If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Old Securities listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Old Securities or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

         If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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